Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our Report of Independent Registered Public Accounting Firm, dated April 25, 2007, (except for Note 11 (b) which is as of May 11, 2007), in Sterling Gold Corp.'s Form S-8 Registration Statement, SEC file no. 333-126739.

Vancouver, Canada	MORGAN & COMPANY

May 15, 2007	CHARTERED ACCOUNTANTS